FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of _____, 2007 by and between Asia Special Situation Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-145163 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective on [_____], 2007 by the Securities and Exchange Commission (“Effective Date”); and

WHEREAS, the Company has issued securities in a private placement (the “Placement”); and

WHEREAS, Maxim Group LLC (“Maxim”) is acting as the representative of the underwriters (the “Underwriters”); and

WHEREAS, as described in the Company’s Registration Statement, (i) in accordance with the Company’s Amended and Restated Certificate of Incorporation, $100,000,000 of the net proceeds of the IPO ($115,000,000 if the Underwriters’ over-allotment option is exercised in full), (ii) in accordance with the Subscription Agreement, dated as of [______], 2007, among the Company and certain purchasers, $5,725,000 of the gross proceeds of the Placement (together with the IPO proceeds, the “Base Deposit”), and (iii) in accordance with the Underwriting Agreement, dated [____], 2007, between the Company and Maxim, as representative of the Underwriters, an additional $3,000,000 ($3,450,000 if the Underwriters’ over-allotment option is exercised in full), representing a portion of the Underwriters’ discount (the “Deferred Discount”), $100,000,000 will be delivered to the Trustee as of [_____], 2007 to be deposited and held in a trust account for the benefit of the Company, the public holders of the Ordinary Shares, par value $.0001 per share, of the Company (“Ordinary Shares”) included in the units of the Company’s securities issued in the IPO (the “Units”) and Maxim and the Underwriters. The amount to be delivered to the Trustee will be referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, the Company and Maxim and the Underwriters will be referred to together as the “Beneficiaries”; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)    Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in segregated trust accounts (“Trust Account”) established by the Trustee with Wachovia Securities LLC;

(b)    Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)    In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in any “Government Security” or in money market funds selected by the Company meeting the conditions specified in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less;

(d)    Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)    Promptly notify the Company and Maxim of all communications received by it with respect to any Property requiring action by the Company;

(f)    Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g)    Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Maxim to do so;

(h)    Render to the Company and to Maxim, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)    Commence liquidation of the Trust Account upon receipt of the Officers Certificate signed by the Chief Executive Officer and Chief Financial Officer in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B , signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein, as part of the Company’s automatic plan of dissolution and liquidation. The Trustee understands and agrees that, except as provided in Section 3(j) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stockholder vote in favor of the Business Combination (as hereinafter defined). In all cases, the Trustee shall provide Maxim with a copy of any Termination Letters, Officers Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. As used in this Agreement, the term “Business Combination” means the acquisition by the Company, through capital stock exchange, control through contractual arrangements, asset or stock acquisition of, or similar business combination with, one or more entities located in Asia as more fully described in the prospectus forming a part of the Registration Statement; and

(j) Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President or Chairman of the Board and Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein.

2.   Limited Distributions of Income on Property.

(a)    If there is any income tax obligation relating to the income from the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse to the Company or the Internal Revenue Service by wire transfer or check (as directed by the Company in its instruction letter), out of the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes.

(b)    Upon written request from the Company containing certification that such distribution pursuant to this Section 2(b) shall only be used to fund the working capital requirements of the Company and the costs related to identifying, researching and acquiring a prospective target business, in each case as described in the prospectus that forms a part of the Registration Statement, the Trustee shall distribute to the Company an amount equal to $2,000,000 of the income earned on the Base Deposit through the last day of the month immediately preceding the date of receipt of the Company’s written request, provided; however, that in the event the over-allotment option is exercised in full, the Company shall be prohibited from receiving distributions of income earned on the Base Deposit until after the first $600,000 of income is earned on the Base Deposit (net of taxes payable), which amount shall be added to the Base Deposit resulting in amount of $10.00 for each share represented by certificates held by Public Stockholders.

(c)     Upon receipt by the Trustee of a written instruction from the Company for distributions from the Trust Account in connection with a plan of dissolution and distribution, accompanied by an Officers Certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as true, accurate and complete (i) a statement of the amount of actual expenses incurred or, where known with reasonable certainty, imminently to be incurred by the Company in connection with its dissolution and distribution, (ii) any amounts due to pay creditors or required to reserve for payment to creditors, and (iii) the sum of (i) and (ii), the Trustee shall distribute to the Company an amount, as directed by the Company in the instruction letter, up to the sum of (i) and (ii) as indicated in the instruction letter.

(d)   Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 3(j) hereof.

3.   Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a)    To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer and Chief Financial Officer. In addition, except with respect to its duties under paragraph 1(i) and 3(j), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or Maxim shall promptly confirm such instructions in writing;

(b)    To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Company shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Company shall obtain the consent of the Trustee with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may not agree to settle any Indemnified Claim without the prior written consent of the Trustee. The Trustee may participate in such action with its own counsel at its own expense;

(c)    Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d)    That, in the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, the Trustee or another independent party designated by Maxim shall act as the inspector of election to certify the results of the stockholder vote;

(e)    That the Officers Certificate referenced in Sections 1(i) and 3(j) hereof shall require the Company’s Chief Executive Officer and Chief Financial Officer to each certify the following (wherever applicable): (1) prior to the LOI Termination Date (as defined herein), the Company has entered into a bona fide Letter of Intent (as defined herein) with a target business; and/or (2) prior to the LOI Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and/or (3) prior to the Second Termination Date (as defined herein), the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and (4) the Board of Directors (the “Board”) pursuant to the unanimous written consent of the Board has approved (where applicable): (i) the Letter of Intent; and/or (ii) the Business Combination. A copy of such consent and the Letter of Intent and/or the definitive agreement relating to the Business Combination so approved shall be attached as an exhibit to the Officers Certificate;

(f) In connection with any vote of the Company’s stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

(g)  Intentionally left blank.

(h)  Within five business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or is exercised in full, to provide the Trustee notice in writing (with a copy to the Underwriters) of the total amount of the Deferred Fee and Deferred Discount, which shall in no event be less than $_______; and

(i)  Intentionally left blank.

  (j)  ( i )    Subject to the limitations and conditions set forth in paragraph (ii) of this section 3(j) or subject to an affirmative vote or consent of the holders of at least 95% of the Company’s outstanding ordinary shares to amend the Company’s Amended and Restated Memorandum and Articles of Association, as soon as practicable after the date 18 months from the date of this Agreement (the “LOI Termination Date”) (or 24 months from the date hereof in the event the Company has executed a Letter of Intent (defined below) prior to the LOI Termination Date but failed to consummate a Business Combination (“Second Termination Date”)), instruct the Trustee to commence liquidation of the Trust Account as part of the Company’s automatic plan of dissolution and liquidation in accordance with the Company’s Amended and Restated Memorandum and Articles of Association. The Trustee, upon receiving written instruction from the Company and Maxim, shall deliver a notice to Public Stockholders of record as of the LOI Termination Date or Second Termination Date, whichever the case may be, by U.S. mail or via the Depository Trust Company (“DTC”), within five days of receiving instructions from the Company to do so, notifying the Public Stockholders of such event. The Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (“DWAC”) system or as otherwise presented to the Trustee.

(ii)   Paragraph (i) of this Section 3(j) shall be subject to the following conditions and limitations:

(x)     If the Company has entered into a bona fide, executed letter of intent, agreement in principle or engagement letter (a “Letter of Intent”) for a Business Combination prior to the LOI Termination Date, then the Company shall not be required to send an instruction letter to the Trustee relating to the liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date.

(y)    On the date on which the Trustee is to begin delivery to each Public Stockholder of its ratable share of the Property, the Company shall provide written instructions to the Trustee to deliver the Property according to the following schedule: First, to each Public Stockholder an amount equal to $10.00 for each share represented by certificates delivered by such Public Stockholder to the Company or the Trustee as prescribed in Paragraph (i) of Section 3(j) of this Agreement, and Second, to deliver to each Public Stockholder the remainder, if any, of its ratable share of the Property.

4.   Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)    Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)    Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)    Change the investment of any Property, other than in compliance with Section 1(c);

(d)    Refund any depreciation in principal of any Property;

(e)    Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)    The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)    Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h)    Pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be to issue the checks with respect thereto provided for by Section 2(a) hereof).

(i) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a) or 2(b) above.

5.   Certain Rights Of Trustee.

(a)    Before the Trustee acts or refrains from acting, it may require an Officers Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(b)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

(d)    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company’s use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

6.   No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

7. Termination. This Agreement shall terminate as follows:

(a)    If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

(b)    At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b); or

(c)    At such time that the Trustee has completed the liquidation of the Trust Account and distributed the Property in accordance with Sections 1(i) and 3(j) hereof, this Agreement shall terminate except with respect to Section 3(b).

8.   Miscellaneous.

(a)    The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

(c)    This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Maxim, who, along with each other Underwriter, the parties specifically agree, is and shall be a third party beneficiary for purposes of this Agreement; and provided further, any amendment to Section 3(j) shall require the consent of 95% of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)    The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

(e)    Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: ________________
Fax No.: (___) ____-_____

if to the Company, to:

Asia Special Situation Acquisition Corp.
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands
Attn: Angela Ho
Fax No.:

in either case with a copy to:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attn: Clifford A. Teller
Fax No.: (212) 895-3783

and

Richardson & Patel LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Attn: Jody R. Samuels, Esq.
Fax No.: (212) 907-6687

(f)    This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Maxim.

(g)    Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:

Name:
Title:

ASIA SPECIAL SITUATION ACQUISITION CORP.

By:

Name:
Title:

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004

 Attn: Herb Lemmer, Vice President

Re:   Trust Account No. [     ] Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Asia Special Situation Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of __________, 2007 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business combination with a Target Business (“Business Combination”) on or about [_______]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with paragraph [___] of the Amended and Restated Memorandum and Articles of Association, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares cast at the meeting relating to the Business Combination, and Public Stockholders holding less than 35% of the IPO Shares have voted against the Business Combination and given notice of exercise of their redemption rights described in paragraph [___] of the Amended and Restated Memorandum and Articles of Association of the Company. Pursuant to Section 2(c) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of __________, which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours, ASIA SPECIAL SITUATION ACQUISITION CORP.
By:

Cc: Maxim Group LLC

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004

 Attn: Herb Lemmer, Vice President

Re:   Trust Account No. [   ] Termination Letter

Gentlemen:

Pursuant to paragraphs 1(i) and 2(e) of the Investment Management Trust Agreement between Asia Special Situation Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of _____________, 2007 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Memorandum and Articles of Association, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and Amended and Restated Memorandum and Articles of Association of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company and you shall oversee the distribution of such funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours, ASIA SPECIAL SITUATION ACQUISITION CORP.
By:

cc: Maxim Group LLC

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Asia Special Situation Acquisition Corp. P.O Box 309GT, Ugland House South Church Street George Town, Grand Cayman Cayman Islands Attn: Angela Ho	(407) 805-0879

Maxim 405 Lexington Avenue New York, New York 10174 Attn: Clifford A. Teller	(212) 895-3500

Trustee:

Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: ______________	(718) 921-8209

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between Asia Special Situation Acquisition Corp. and
Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$

Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	$

Dated: [___], 2007	Agreed: Asia Special Situation Acquisition Corp.

By:

Continental Stock Transfer & Trust Co.

By:
Authorized Officer